Exhibit 99.1

Xtant Medical Wins Auction for Surgalign’s Hardware and Biologics Business

Acquisition to Enhance Xtant’s Growing Spinal Fusion Devices Portfolio

BELGRADE, MT, July 28, 2023 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced that it was the successful bidder for certain assets and liabilities related to the domestic and international biologics and spinal fixation offerings of Surgalign Holdings, Inc. Xtant’s initial bid, as set forth in the Asset Purchase Agreement, dated June 18, 2023, between Xtant and Surgalign, was the winning bid.

“We are pleased to add these attractive assets that we anticipate will contribute to our growth,” said Sean Browne, President and CEO of Xtant Medical. “Combined with the Coflex acquisition that we completed earlier this year, we are executing on our key growth drivers while scaling our business.”

Pursuant to the Asset Purchase Agreement, and pending the issuance of a Sale Order by the United States Bankruptcy Court for the Southern District of Texas, Houston Division (Bankruptcy Court), closing of the transaction is expected to occur after the Bankruptcy Court sale hearing, scheduled for August 8, 2023, but in no event later than September 1, 2023. For additional information on the Asset Purchase Agreement, please refer to Xtant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (SEC) on June 20, 2023 and July 11, 2023. For additional information on Xtant’s status as the winning bidder, please refer to Xtant’s Current Report on Form 8-K to be filed with the SEC on or around July 28, 2023.

Xtant will release its financial results for the second quarter ended June 30, 2023, before the open of the financial markets on Tuesday, August 1, 2023. The Company will host a conference call and webcast on the same day at 9:00 AM ET to review results.

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” “expects,” “anticipates,” “plans,” “believes,” “estimates,” “continue,” “future,” “will,” “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the results of the Bankruptcy sale order, the timing of closing of the purchase of Surgalign assets and whether the acquired assets will contribute to the Company’s growth. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: risks and uncertainties surrounding the Surgalign transaction, including without limitation, delays in completing the transaction and the risk that the transaction may not be completed at all; the failure by the Company to achieve anticipated revenue and any cost or revenue synergies expected from the transaction or delays in the realization thereof; delays and challenges in integrating the businesses after the transaction is completed; business disruption during the pendency of and following the transaction; loss of key personnel; unanticipated liabilities or exposures for which the Company will not been indemnified or may not recover; the Company’s future operating results and financial performance; its ability to increase or maintain revenue; risks associated with its recent acquisition of the Coflex® product line; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory if revenues continue to decrease; the ability to remain competitive; the ability to innovate, develop and introduce new products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of COVID-19, labor and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; the effect of inflation, increased interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 7, 2023 and subsequent SEC filings by the Company, including its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the SEC on May 4, 2023. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: david.carey@finnpartners.com